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                                                                     Exhibit 3.1

                           SECOND AMENDED AND RESTATED
                           ---------------------------

                            ARTICLES OF INCORPORATION
                            -------------------------

                                       OF
                                       --

                                STONERIDGE, INC.
                                ----------------


         FIRST: The name of the Corporation shall be "Stoneridge, Inc."

         SECOND: The place in the State of Ohio where the principal office of the Corporation is to be located is in Howland Township, Trumbull County.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code and any amendments heretofore or hereafter made thereto.

         FOURTH: The authorized number of shares of the Corporation is 65,000,000, consisting of 60,000,000 Common Shares, without par value (hereinafter referred to as "Common Shares"), and 5,000,000 Serial Preferred Shares, without par value (hereinafter referred to as "Serial Preferred Shares").

                                   DIVISION A

         The Serial Preferred Shares shall have the following express terms:

                  SECTION 1. SERIES. The Serial Preferred Shares may be issued from time to time in one or more series. All Serial Preferred Shares shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of a series shall be identical with all other shares of such series, except as to the dates from which dividends shall accrue and be cumulative. Subject to the provisions of Sections 2 through 6, both inclusive, of this Division, which provisions shall apply to all Serial Preferred Shares, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series to determine and fix prior to the issuance thereof (and thereafter, to the extent provided in clause (b) of this Section) the following:

                           (a) The designation of the series, which may be by
                  distinguishing number, letter or title;

                           (b) The authorized number of shares of the series,
                  which number the Board of Directors may (except when otherwise provided in the creation of


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                  the series) increase or decrease from time to time before or after the issuance thereof (but not below the number of shares thereof then outstanding);

                           (c) The dividend rate or rates of the series,
                  including the means by which any such rate may be established;

                           (d) The date or dates from which dividends shall
                  accrue and be cumulative and the dates on which and the period or periods for which dividends, if declared, shall be payable, including the means by which any such date or period may be established;

                           (e) The redemption rights and redemption price or
                  prices, if any, for shares of the series;

                           (f) The terms and amount of the sinking fund, if any,
                  for the purchase or redemption of shares of the series;

                           (g) The amounts payable on shares of the series in
                  the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                           (h) Whether the shares of the series shall be
                  convertible into Common Shares or shares of any other class and, if so, the conversion rate or rates or price or prices, any adjustments thereof and all other terms and conditions upon which such conversion may be made; and

                           (i) Restrictions (in addition to those set forth in
                  Subsection 5(b) of this Division) on the issuance of shares of the same series or of any other class or series.

         The Board of Directors is authorized to adopt from time to time amendments to the Second Amended and Restated Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (a) through
(i), both inclusive, of this Section and is authorized to take such actions with respect thereto as may be required by law in order to effect such amendments.

                  SECTION 2. DIVIDENDS.

                           (a) The holders of Serial Preferred Shares of each
                  series, in preference to the holders of Common Shares and of any other class of shares ranking junior to the Serial Preferred Shares, shall be entitled to receive out of any funds legally available for the payment of dividends on Serial Preferred Shares, when and as declared by the Board of Directors, dividends in cash at the rate or rates for such series fixed in accordance with the provisions of Section 1 of this Division A and no more, payable on the dates fixed for such series. Such dividends shall accrue and be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to


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                  such series. No dividends shall be paid upon or declared or set apart for any series of Serial Preferred Shares for any dividend period unless at the same time a like proportionate dividend payable for the dividend periods terminating on the same or any earlier date, ratably in proportion to the respective annual dividend rates fixed therefor, shall have been paid upon or declared or set apart for all Serial Preferred Shares of all series then issued and outstanding and entitled to receive such dividend.

                           (b) So long as any Serial Preferred Shares shall be
                  outstanding no dividend, except a dividend payable in Common Shares or other shares ranking junior to Serial Preferred Shares, shall be paid or declared or any distribution be made, except as aforesaid, in respect of the Common Shares or any other shares ranking junior to Serial Preferred Shares, nor shall any Common Shares or any other shares ranking junior to Serial Preferred Shares be purchased, retired or otherwise acquired by the Corporation, except out of the proceeds of the sale of Common Shares or other shares of the Corporation ranking junior to Serial Preferred Shares received by the Corporation subsequent to the date of first issuance of Serial Preferred Shares of any series, unless:

                                    (1) All accrued and unpaid dividends on
                           Serial Preferred Shares, including the full dividends for all current dividend periods, shall have been declared and paid or a sum sufficient for payment thereof set apart; and

                                    (2) There shall be no arrearage with respect
                           to the redemption of Serial Preferred Shares of any series from any sinking fund provided for shares of such series in accordance with Section 1 of this Division A.

                  SECTION 3. REDEMPTION.

                           (a) Subject to the express terms of each series and
                  the provisions of Subsection 5(c)(3) of this Division A, the
                  Corporation:

                                    (1) May, from time to time at the option of
                           the Board of Directors, redeem all or any part of any redeemable series of Serial Preferred Shares at the time outstanding at the applicable redemption price for such series fixed in accordance with Section 1 of this Division A; and

                                    (2) Shall, from time to time, make such
                           redemptions of each series of Serial Preferred Shares as may be required to fulfill the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption prices fixed in accordance with Section 1 of this Division A;



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                  and shall in the case of any such redemption pay all accrued and unpaid dividends to the redemption date.

                           (b) (1) Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of Serial Preferred Shares to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than 30 days nor more than 60 days prior to the date fixed for such redemption, or such other time prior thereto as the Board of Directors shall fix for any series pursuant to
                           Section 1 of this Division A prior to the issuance thereof. At any time after notice as provided above has been deposited in the mail, the Corporation may deposit the aggregate redemption price of Serial Preferred Shares to be redeemed, together with accrued and unpaid dividends thereon to the redemption date, with any bank or trust company in Cleveland, Ohio, or New York, New York, having capital and surplus of not less than $50,000,000, named in such notice and direct that there be paid to the respective holders of Serial Preferred Shares so to be redeemed amounts equal to the redemption price of Serial Preferred Shares so to be redeemed, together with such accrued and unpaid dividends thereon, on surrender of the share certificate or certificates held by such holders; and upon the deposit of such notice in the mail and the making of such deposit of money with such bank or trust company, such holders shall cease to be shareholders with respect to such shares; and from and after the time such notice shall have been so deposited and such deposit of money shall have been so made, such holders shall have no rights or claim against the Corporation with respect to such shares, except only the right to receive such money from such bank or trust company without interest or to exercise before the redemption date any unexpired privileges of conversion. If less than all of the outstanding Serial Preferred Shares are to be redeemed, the Corporation shall select by lot the shares so to be redeemed in such manner as shall be prescribed by the Board of Directors.

                                    (2) If the holders of Serial Preferred
                           Shares which have been called for redemption shall not within five years after such deposit claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company and the Corporation shall be relieved of all responsibility in respect thereof and to such holders.

                           (c) Any Serial Preferred Shares which are (1)
                  redeemed by the Corporation pursuant to the provisions of this Section, (2) purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series,
                  (3) converted in accordance with the express terms thereof, or
                  (4) otherwise acquired by the Corporation, shall resume the status of authorized but unissued Serial Preferred Shares without serial designation.


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                  SECTION 4.  LIQUIDATION.

                           (a) (1) In any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Serial Preferred Shares of any series shall be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of Common Shares or any other shares ranking junior to Serial Preferred Shares, the amounts fixed with respect to shares of such series in accordance with Section 1 of this Division, plus an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the Corporation. If the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding Serial Preferred Shares of the full preferential amount to which they are entitled pursuant to this subsection 4(a)(1), then such net assets shall be distributed ratably upon all outstanding Serial Preferred Shares in proportion to the full preferential amount to which each such share is entitled.

                                    (2) After payment to the holders of Serial
                           Preferred Shares of the full preferential amounts as aforesaid, the holders of Serial Preferred Shares, as such, shall have no right or claim to any of the remaining assets of the Corporation.

                           (b) The merger or consolidation of the Corporation
                  into or with any other corporation or entity, the merger of any other corporation or entity into the Corporation, or the sale, lease or conveyance of all or substantially all the assets of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up for the purposes of this Section 4.

                  SECTION 5.  VOTING.

                           (a) The holders of Serial Preferred Shares shall have
                  no voting rights, except as provided in this Section or as required by law.

                           (b) (1) If, and so often as, the Corporation shall be in default in the payment of the equivalent of the full dividends on any series of Serial Preferred Shares at the time outstanding, whether or not earned or declared, for a number of dividend payment periods (whether or not consecutive) which in the aggregate contain at least 540 days, the holders of Serial Preferred Shares of all series, voting together as one separate class, shall be entitled to elect, as herein provided, two members of the Board of Directors of the Corporation; provided, however, that the holders of Serial Preferred Shares shall not have or exercise such special class voting rights except at meetings of such shareholders for the election of directors at which the holders of not


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                           less than 50% of the outstanding Serial Preferred
                           Shares of all series then outstanding are present in person or by proxy; and provided further that the special class voting rights provided for in this subsection 5(b)(1) when the same shall have become vested shall remain so vested until all accrued and unpaid dividends on Serial Preferred Shares of all series then outstanding shall have been paid, whereupon the holders of Serial Preferred Shares shall be divested of their special class voting rights in respect of subsequent elections of directors, subject to the revesting of such special class voting rights on another default of the type specified in this subsection 5(b)(1).

                                    (2) In the event of default entitling the
                           holders of Serial Preferred Shares to elect two directors as specified in paragraph (1) of this Subsection, a special meeting of such holders for the purpose of electing such directors shall be called by the Secretary of the Corporation upon written request of, or may be called by, the holders of record of at least 10% of Serial Preferred Shares of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the Corporation shall not be required to call such special meeting if the annual meeting of shareholders shall be called to be held within 120 days after the date of receipt of the foregoing written request from the holders of Serial Preferred Shares; provided further, however, that if that annual meeting is not so held within such 120-day period, a special meeting shall be called as soon as is practicable after the Corporation becomes aware that such annual meeting will not be so held. At any meeting at which the holders of Serial Preferred Shares shall be entitled to elect directors, the holders of 50% of Serial Preferred Shares of all series at the time outstanding, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of the Board of Directors which the holders of Serial Preferred Shares are entitled to elect as herein provided. Notwithstanding any provision of these Second Amended and Restated Articles of Incorporation or the Amended and Restated Code of Regulations of the Corporation or any action taken by the holders of any class of shares fixing the number of directors of the Corporation, the two directors who may be elected by the holders of Serial Preferred Shares pursuant to this Subsection shall serve in addition to any other directors then in office or proposed to be elected otherwise than pursuant to this Subsection. Nothing in this Subsection shall prevent any change otherwise permitted in the total number of or classifications of directors of the Corporation nor require the resignation of any director elected otherwise than pursuant to this Subsection. Notwithstanding any classification of the other directors of the Corporation, the two directors elected by the holders of Serial


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                           Preferred Shares shall be elected annually for terms
                           expiring at the next succeeding annual meeting of shareholders.

                                    (3) The terms of office of all directors
                           then in office elected by holders of Serial Preferred Shares as provided in this Subsection shall terminate immediately upon the expiration of the term of office during which there occurs any divesting of the special class voting rights of these holders. If the office of any director elected by such holders becomes vacant by reason of death, resignation, removal from office or otherwise, the holders of a majority of Serial Preferred Shares of all series at the time outstanding, present in person or by proxy at a special meeting of shareholders called and held in accordance with Subsection (2) above, shall elect a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

                           (c) The affirmative vote of the holders of at least
                  two-thirds of Serial Preferred Shares at the time outstanding, voting together as one separate class, shall be necessary to effect any one or more of the following (but so far as the holders of Serial Preferred Shares are concerned, such action may be effected with such vote):

                                    (1) Any amendment, alteration or repeal,
                           whether by merger, consolidation or otherwise, of any of the provisions of the Second Amended and Restated Articles of Incorporation or of the Code of Regulations of the Corporation which affects adversely the preferences or voting or other rights of the holders of Serial Preferred Shares; provided, however, neither the amendment of the Second Amended and Restated Articles of Incorporation so as to authorize, create or change the authorized or outstanding number of Serial Preferred Shares or of any shares ranking on a parity with or junior to Serial Preferred Shares nor the amendment of the provisions of the Code of Regulations so as to change the number or classification of directors of the Corporation shall be deemed to affect adversely the preferences or voting or other rights of the holders of Serial Preferred Shares; and provided further, that if any amendment, alteration or repeal affects adversely the preferences or voting or other rights of one or more but not all series of Serial Preferred Shares at the time outstanding, only the affirmative vote of the holders of at least two-thirds of the number of shares at the time outstanding of the series so affected shall be required;

                                    (2) The authorization, creation or increase
                           in the authorized number of shares, or of any security convertible into shares, in either case ranking prior to the Serial Preferred Shares; or

                                    (3) The purchase or redemption (for sinking
                           fund purposes or otherwise) of less than all Serial Preferred Shares then outstanding


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                           except in accordance with a share purchase offer made
                           to all holders of record of Serial Preferred Shares, unless all dividends on all Serial Preferred Shares then outstanding for all previous dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with.

                  SECTION 6.  DEFINITIONS.  For the purposes of this Division:

                           (a) Whenever reference is made to shares "ranking
                  prior to Serial Preferred Shares," such reference shall mean all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation are given preference over the rights of the holders of Serial Preferred Shares;

                           (b) Whenever reference is made to shares on a parity
                  with Serial Preferred Shares, such reference shall mean all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of a Corporation rank equally (except as to the amounts fixed therefor) with the rights of the holders of Serial Preferred Shares; and

                           (c) Whenever reference is made to shares "ranking
                  junior to Serial Preferred Shares," such reference shall mean all shares of the Corporation other than those defined under Subsections (a) and (b) of this Section 6 as shares "ranking prior to" or "on a parity with" Serial Preferred Shares.

                                   DIVISION B

         The Common Shares shall have the following express terms:

                  The Common Shares shall be subject to the express terms of Serial Preferred Shares and any series thereof. Each Common Share shall be equal to each other Common Share and the holders thereof shall be entitled to one vote for each Common Share on all matters presented to the shareholders of the Corporation.

                  Each Class A and Class B Common Share issued and outstanding immediately prior to the filing of these Second Amended and Restated Articles of Incorporation, and each share held at such time by the Corporation as a treasury share, is changed, effective upon that filing, into 139.0856 Common Shares, with any fractional Common Share to which a holder would otherwise be entitled being rounded down to the nearest whole share.



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         FIFTH: No holder of shares of the Corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase shares of the Corporation of any class, now or hereafter authorized, or to subscribe for or purchase securities convertible into or exchangeable for shares of the Corporation of any class or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares of the Corporation of any class, except such rights of subscription or purchase, if any, for such consideration and upon such terms and conditions as its Board of Directors from time to time may determine.

         SIXTH: To the extent permitted by law, the Corporation, by action of its Board of Directors and without action by its shareholders, may purchase or otherwise acquire shares of any class issued by it at such times, for such consideration and upon such terms and conditions as its Board of Directors may determine.

         SEVENTH: Except as otherwise provided in these Second Amended and Restated Articles of Incorporation or the Code of Regulations of the Corporation as in effect from time to time, notwithstanding any provision of Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code and any amendments heretofore or hereafter made thereto, requiring for any purpose the vote, consent, waiver, or release of the holders of shares entitling them to exercise two-thirds or any other proportion of the voting power of the Corporation or of any class or classes of shares thereof, any action may be taken by the vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation, or of such class or classes, unless the proportion designated by such statute cannot be altered by these Second Amended and Restated Articles of Incorporation.

         EIGHTH: No shareholder may cumulate such shareholder's voting power in the election of directors.

         NINTH: No person who is serving or has served as a director of the Corporation shall be personally liable to the Corporation or any of its shareholders for monetary damages for breach of any fiduciary duty of such person as a director by reason of any act or omission of such person as a director; but the foregoing provision shall not eliminate or limit the liability of any person (a) for any breach of such person's duty of loyalty as a director to the Corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 1701.95 of the Ohio Revised Code, (d) for any transaction from which such person derived any improper personal benefit, or (e) to the extent that such liability may not be limited or eliminated by virtue of Section 1701.13 of the Ohio Revised Code or any successor section or statute. Any repeal or modification of this NINTH Article by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

         TENTH: If any provision (or portion thereof) of these Second Amended and Restated Articles of Incorporation shall be found to be invalid, prohibited, or unenforceable for any reason, the remaining provisions (or portions thereof) of these Second Amended and Restated Articles of Incorporation shall remain in full force and effect, and shall be construed


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as if such invalid, prohibited, or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the Corporation and its shareholders that each such remaining provision (or portion thereof) of these Second Amended and Restated Articles of Incorporation remain, to the fullest extent permitted by law, applicable and enforceable as to all shareholders, notwithstanding any such finding.

         ELEVENTH: These Second Amended and Restated Articles of Incorporation supersede and take the place of the heretofore existing Amended and Restated Articles of Incorporation and all amendments thereto.






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